S&P Quality Rankings Global Equity Managed Trust

Cusip:  09250D109

Ticker: BQY

Record Date	November 15, 2012
Pay Date	November 30, 2012

Distribution Amount per share	$0.250000

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

	Current Distribution	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date

Net Investment Income	$0.078451	31%	$0.078451	31%
Net Realized Short-Term Capital Gains	$-	0%	$-	0%
Net Realized Long-Term Capital Gains	$-	0%	$-	0%

Return of Capital	$0.171549	69%	$0.171549	69%

Total (per common share)	$0.250000	100%	$0.250000	100%

Average annual total return (in relation to NAV) for the 5-year period ending on October 31, 2012				-1.16%

Annualized current distribution rate expressed as a percentage of NAV as of October 31, 2012				7.43%

Cumulative total return (in relation to NAV) for the fiscal year through October 31, 2012				9.48%

Cumulative fiscal year distributions as a percentage of NAV as of October 31, 2012				9.44%

You should not draw any conclusions about the Trust’s investment performance from the amount of this distribution or from the terms of the Trust’s Managed Distribution Plan.

The Trust estimates that it has distributed more than its income and net realized gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Trust is paid back to you. A return of capital does not necessarily reflect the Trust’s investment performance and should not be confused with ‘yield’ or ‘income’. When distributions exceed total return performance, the difference will reduce the Fund’s net asset value per share.

The amounts and sources of distributions reported in the Notice are only estimates and are not being provided for tax reporting purposes.

The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Trust’s investment experience during the remainder of its fiscal year and may be subject to changes based on the tax regulations. The Trust will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purpose.

Contact Number: 888-825-2257

S&P Quality Rankings Global Equity Managed Trust

Cusip:  09250D109

Ticker: BQY

Record Date	February 15, 2013
Pay Date	February 28, 2013

Distribution Amount per share	$0.230000

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

	Current Distribution	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date

Net Investment Income	$0.067997	30%	$0.091573	19%
Net Realized Short-Term Capital Gains	$0.045704	20%	$0.091905	19%
Net Realized Long-Term Capital Gains	$0.116299	50%	$0.192085	40%

Return of Capital	$-	0%	$0.104437	22%

Total (per common share)	$0.230000	100%	$0.480000	100%

Average annual total return (in relation to NAV) for the 5-year period ending on January 31, 2013				2.29%

Annualized current distribution rate expressed as a percentage of NAV as of January 31, 2013				6.64%

Cumulative total return (in relation to NAV) for the fiscal year through January 31, 2013				5.14%

Cumulative fiscal year distributions as a percentage of NAV as of January 31, 2013				1.80%

You should not draw any conclusions about the Trust’s investment performance from the amount of this distribution or from the terms of the Trust’s Managed Distribution Plan.

The Trust estimates that it has distributed more than its income and net realized gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Trust is paid back to you. A return of capital does not necessarily reflect the Trust’s investment performance and should not be confused with ‘yield’ or ‘income’. When distributions exceed total return performance, the difference will reduce the Fund’s net asset value per share.

The amounts and sources of distributions reported in the Notice are only estimates and are not being provided for tax reporting purposes.

The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Trust’s investment experience during the remainder of its fiscal year and may be subject to changes based on the tax regulations. The Trust will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purpose.

Contact Number: 888-825-2257